Exhibit 23.3
February 12, 2025

CONSENT OF QUALIFIED PERSON

RPM Global USA, Inc. (“RPM”), in connection with Albemarle Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), consents to:

•the public filing by the Company and use of:

1.the technical report titled “Technical Report Summary, Greenbushes Mine, Western Australia” (the “Greenbushes Technical Report Summary”), with an effective date of June 30, 2024 and dated February 10, 2025; and

2.the technical report titled “Technical Report Summary on the Wodgina Lithium Operation” (the “Wodgina Technical Report Summary” and together with the Greenbushes Technical Report Summary, the “Technical Report Summaries”), with an effective date of June 30, 2024 and dated February 10, 2025 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as exhibits to this Current Report on Form 8-K (the “Form 8-K”) and referenced in the Form 10-K.

•the incorporation by reference of the Technical Report Summaries into the Company’s Registration Statement on Form S-3 (No. 333-269815) and the Registration Statements on Form S-8 (No. 333-150694, 333-166828, 333-188599, 333-223167 and 333-271578) (collectively, the “Registration Statements”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Form 8-K, the Registration Statements and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and Registration Statements.

RPM is responsible for authoring, and this consent pertains to, the Technical Report Summaries. RPM certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

Neither the whole nor any part of the Technical Report Summaries nor any reference thereto may be included in any other document without the prior written consent of RPM as to the form and context in which it appears.

/s/ RPM Global USA, Inc.

RPM Global USA, Inc.
7887 East Belleview Avenue, Suite 1100
Denver, Colorado, 80111 USA